UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009

IMMTECH PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14907	39-1523370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North End Avenue New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 791-2911

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, Immtech Pharmaceuticals, Inc. (the “Company”) was notified on March 27, 2009 by the staff of the Corporate Compliance Department of NYSE Regulation, Inc. (the “Staff”), on behalf of NYSE Amex LLC, f/k/a NYSE Alternext US LLC (the “Exchange”), that the Company was not in compliance with certain of the Exchange’s continued listing standards, as set forth in the Exchange’s Company Guide (the “Company Guide”), including Section 1003(a)(ii), Section 1003(a)(iii) and Section 1003(a)(iv). In response to such notification, the Company, in accordance with Part 12 of the Company Guide, requested a hearing before the Listing Qualifications Panel of the Exchange’s Committee on Securities (the “Panel”) to review the Staff’s determination.

On May 13, 2009, the Panel held a hearing to consider the written and oral submissions made by the Company and the Staff. On May 15, 2009, the Global Legal Department (the “Department”) of NYSE Euronext notified the Company that the Panel unanimously affirmed the Staff’s earlier determination to delist the common stock of the Company. In its letter, the Panel agreed with, and the Company did not dispute, the Staff’s analysis that the Company was not in compliance with Section 1003(a)(iii) of the Company Guide, with stockholders’ equity of less than $6 million and losses sustained from continuing operations and/or net losses in its five most recent fiscal years. The Company has determined not to request a review of the Panel’s decision by the Exchange’s Committee on Securities and has confirmed with the Exchange that trading in the Company’s common stock on the Exchange will be suspended effective after the close of trading on Thursday, May 21, 2009.

On May 21, 2009, the Company issued a press release (the “Press Release”) announcing that it had received the Panel’s determination and that it is in the process of facilitating the transition of the trading of its common stock to the over-the-counter (“OTC”) market. The Company expects its common stock to begin quotation on the Pink OTC Markets quotation system on or about Friday, May 22, 2009. A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

No.	Exhibit
99.1	Press release, dated as of May 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMTECH PHARMACEUTICALS, INC.

Date: May 21, 2009	/s/ Eric L. Sorkin
Eric L. Sorkin
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

No.	Exhibit
99.1	Press release, dated as of May 21, 2009.